Exhibit 4.1

DISCOVER FINANCIAL SERVICES

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

10.250% Senior Notes due 2019

5.200% Senior Notes due 2022

3.850% Senior Notes due 2022

First Supplemental Indenture

Dated as of May 8, 2018

to

Senior Indenture

Dated as of June 12, 2007

i

FIRST SUPPLEMENTAL INDENTURE, dated as of May 8, 2018 (this “First Supplemental Indenture”), between DISCOVER FINANCIAL SERVICES, a Delaware corporation (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a New York banking corporation, as trustee (the “Trustee”), supplementing the Indenture, dated as of June 12, 2007, between the Issuer and the Trustee (the “Base Indenture”)

WHEREAS, the Issuer executed and delivered the Base Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”) to be issued in one or more series up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of the Base Indenture;

WHEREAS, pursuant to Section 2.03 of the Base Indenture, the Issuer executed and delivered the Officers’ Certificate dated July 10, 2009 (the “July Officers’ Certificate”), providing for the establishment and issuance of a new series of Securities designated as the “10.250% Senior Notes due 2019” (the “July 2019 Notes”);

WHEREAS, pursuant to Section 2.03 of the Base Indenture, the Issuer executed and delivered the Officers’ Certificate dated November 20, 2012 (the “November Officers’ Certificate”), providing for the establishment and issuance of a new series of Securities designated as the “5.200% Senior Notes due 2022” (the “April 2022 Notes”);

WHEREAS, pursuant to Section 2.03 of the Base Indenture, the Issuer executed and delivered the Officers’ Certificate dated March 22, 2013 (the “March Officers’ Certificate” and together with the July Officers’ Certificate and the November Officers’ Certificate, the “Officers’ Certificates”), providing for the establishment and issuance of a new series of Securities designated as the “3.850% Senior Notes due 2022” (the “November 2022 Notes” and together with the July 2019 Notes and the April 2022 Notes, the “Notes”);

WHEREAS, Section 8.01(d) of Article Eight of the Base Indenture provides that without the consent of the Holders of any of the Securities, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time or at any time enter into an indenture or indentures supplemental thereto to make any provisions as the Issuer may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Securities;

WHEREAS, the Issuer has requested that the Trustee execute and deliver this First Supplemental Indenture;

WHEREAS, this First Supplemental Indenture has been authorized by the resolutions of the Board of Directors of the Issuer and an Issuer Order and the Issuer represents that the First Supplemental Indenture will not adversely affect the interests of the Holders; and

WHEREAS, all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms have been performed, and the execution and delivery of this First Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

ARTICLE I

DEFINITIONS

Section 1.1    Definition of Terms. Unless the context otherwise requires:

(a)	a term not defined herein that is defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture;

(b)	a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(c)	the singular includes the plural and vice versa;

(d)	unless otherwise specified, any reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

(e)	headings are for convenience of reference only and do not affect interpretation; and

(f)	the following terms have the following meanings:

“April 2022 Notes” has the meaning set forth in the Recitals.

“Base Indenture” has the meaning set forth in the Recitals.

“First Supplemental Indenture” has the meaning set forth in the Recitals.

“Indenture” has the meaning set forth in the Recitals.

“Issuer” has the meaning set forth in the Recitals.

“July 2019 Notes” has the meaning set forth in the Recitals.

“July Officers’ Certificate” has the meaning set forth in the Recitals.

“March Officers’ Certificate” has the meaning set forth in the Recitals.

“Notes” has the meaning set forth in the Recitals.

“November 2022 Notes” has the meaning set forth in the Recitals.

“November Officers’ Certificate” has the meaning set forth in the Recitals.

“Officers’ Certificates” has the meaning set forth in the Recitals.

“Securities” has the meaning set forth in the Recitals.

“Trustee” has the meaning set forth in the Recitals.

ARTICLE II

TERMS AND CONDITIONS OF THE NOTES

The terms and conditions of the Notes are hereby amended as follows:

Section 2.1    Form of Notes.

(a)	The form of note for the July 2019 Notes attached as Exhibit A to the July Officers’ Certificate shall hereby be amended by inserting “on or after November 9, 2018” into the first sentence of the fourth paragraph on the Form of Reverse of Security, such that as so amended, the beginning of the paragraph will read as follows:

“This Note may be redeemed, in whole or in part, at the Issuer’s option at any time on or after November 9, 2018 at a make-whole redemption price...”

(b)	The form of note for the April 2022 Notes attached as Exhibit B to the November Officers’ Certificate shall hereby be amended by inserting “on or after November 9, 2018” into the first sentence of the fourth paragraph on the Form of Reverse of Security, such that as so amended, the beginning of the paragraph will read as follows:

“This Note may be redeemed, in whole or in part, at the Issuer’s option at any time on or after November 9, 2018 at a make-whole redemption price...”

(c)	The form of note for the November 2022 Notes attached as Exhibit B to the March Officers’ Certificate shall hereby be amended by inserting “on or after November 9, 2018” into the first sentence of the fourth paragraph on the Form of Reverse of Security, such that as so amended, the beginning of the paragraph will read as follows:

“This Note may be redeemed, in whole or in part, at the Issuer’s option at any time on or after November 9, 2018 at a make-whole redemption price...”

ARTICLE III

MISCELLANEOUS

Section 3.1    Ratification of Indenture. The Base Indenture is modified and amended in accordance herewith and the respective rights, limitations of rights, obligations, duties and immunities under the Base Indenture of the Trustee, the Issuer and the Holders of the Notes shall be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this First Supplemental Indenture are deemed to be part of the terms and conditions of the Base Indenture for any and all purposes. The amendments to the Base Indenture set forth in this First Supplemental Indenture apply solely to the Notes established by the Officers’ Certificates and not to any other series of Securities that were issued or may be issued under the Base Indenture. If any provision of this First Supplemental Indenture is inconsistent with a provision of the Base Indenture, the terms of this First Supplemental Indenture shall control.

Section 3.2    Trustee Not Responsible for Recitals. The Recitals contained herein are made by the Issuer and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

Section 3.3    Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.4    Severability. In case any one or more of the provisions contained in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture, but this First Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

Section 3.5    Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 3.6    Successors and Assigns. All covenants and agreements in the Indenture by the Issuer shall bind its successors and assigns, whether expressed or not. The Issuer will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly-owned Subsidiary of the Issuer; provided that, in the event of any such assignment, the Issuer will remain liable for all of its respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture may not otherwise be assigned by the parties thereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

DISCOVER FINANCIAL SERVICES

By:	/s/ Timothy Schmidt
Name:	Timothy Schmidt
Title:	Treasurer

U.S. BANK NATIONAL ASSOCIATION

as Trustee

By:	/s/ Wendy Kumar
Name:	Wendy Kumar
Title:	Vice President

[Signature Page to First Supplemental Indenture]